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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of the following in the registration statement of Universe2U Inc. attached hereto:


       . our Review Engagement Report, dated May 11, 2001, with respect to the Universe2U Inc. Unaudited Interim Consolidated Financial Statements at March 31, 2001;

       . our Auditors' Report dated February 23, 2001, with respect to the Universe2U Inc. Audited Combined Financial Statements at December 31, 2000;

       . our Auditors' Report dated July 11, 2000, with respect to the Universe2U Inc. Combined Financial Statements at December 31, 1999 and 1998;

       . our Review Engagement Report, dated April 20, 2000, with respect to the Bernie Tan Investments Inc. o/a CableTec, Unaudited Financial Statements at March 31, 2000;

       . our Auditors' Report, dated February 24, 2000, with respect to the Bernie Tan Investments Inc. o/a CableTec Financial Statements at December 31, 1999; and

and to all references to our Firm included in or made a part of the registration statement attached hereto.



                                      /s/ Moore Stephens Cooper Molyneux LLP
                                      --------------------------------------
                                      Moore Stephens Cooper Molyneux LLP

Toronto, Ontario
July 30, 2001